Exhibit 10.16

FORM OF

SUNTX CPI GROWTH COMPANY, INC.

NON-PLAN STOCK OPTION AGREEMENT

This Non-Plan Stock Option Agreement, dated as of March 31, 2010 (this “Agreement”), is made and entered into by and between SunTx CPI Growth Company, Inc., a Delaware corporation (the “Company”), and the undersigned Optionee. All capitalized terms used but not otherwise defined in this Agreement shall have the meaning assigned to them in the attached Appendix.

1. Grant of Option. The Company hereby grants to Optionee, as of the Grant Date and subject to all of the terms and conditions of this Agreement, a Non-Statutory Option (hereinafter, the “Option”) to purchase up to the number of Option Shares set forth below at the Exercise Price. The Option shall become vested in accordance with Section 2 of this Agreement and thereafter, shall be exercisable, in whole or in part, at any time and from time to time during the Option Period. The Option is granted in accordance with the following terms:

(a) Optionee:	[ ]
(b) Grant Date:	March 31, 2010
(c) Number of Class I Option Shares:	[ ]
(d) Number of Class II Option Shares:	[ ]
(e) Exercise Price:	$143.60 per share
(f) Type of Option:	Non-Statutory Stock Option
(g) Expiration Date:	March31, 2017.

2. Vesting. Unless expired as provided in Section 3 of this Agreement, the Option shall vest as follows:

(a) One-third of the Option Shares shall vest and become exercisable on December 31, 2010; and

(b) One-third of the Option Shares shall vest and become exercisable on December 31, 2011; and

(c) the remaining one-third of the Option Shares shall vest and become exercisable on December 31, 2012;

provided, however, that the Option shall become fully vested if, During Optionee’s Continous Service (i) the Company consummates a merger or consolidation with an unaffiliated third party, (ii) the Company sells all or substantially all of its assets to an unaffiliated third party or (iii) all of the outstanding capital stock of the Company is sold to an unaffiliated third party (each, a “Liquidity Event”), provided that each such Liquidity Event is approved by the Board and stockholders of the Company; provided, further, that a transaction shall not constitute a Liquidity

Event if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction. If Optionee’s Continuous Service is terminated by the Company or an affiliate of the Company for cause, the Option (whether or not vested) will expire on the date of Optionee’s termination of Continuous Service (the “Termination Date”) and be of no further force or effect. If Optionee’s Continuous Service is terminated for any other reason (including death or disability), the unvested portion of the Option shall terminate and the vested portion shall remain outstanding until one year from the Termination Date, unless exercised earlier in connection with the occurrence of a Liquidity Event.

As used herein, “Continuous Service” means that the Optionee’s service with the Company or an affiliate of the Company, whether as an employee, director or consultant, is not interrupted or terminated. The Optionee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders service to the Company or an affiliate as an employee, consultant or director or a change in the entity for which the Optionee renders such service, provided that there is no interruption or termination of the Optionee’s Continuous Service. For example, a change in status from an employee of the Company to a consultant of an affiliate of the Company will not constitute an interruption of Continuous Service.

3. Option Period. The Option shall have a term of seven (7) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date (hereinafter, the “Option Period”).

4. No Transferability. The Option shall be neither transferable nor assignable by Optionee in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee or, in the event of Optionee’s incapacity, by Optionee’s legal representative. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

5. Adjustment in Option Shares. The Option Shares shall be subject to adjustment as follows:

(a) In connection with any investment by the Fund in the Company prior to the Cut-off Date, the number of Class I Option Shares shall be adjusted up to a maximum of 40,000 Class I Option Shares following such investment so that the ratio of the number of Class I Option Shares to the sum of the number of shares of Fully-Diluted Common Stock on the Grant Date plus all shares of Common Stock issued to the Fund after the Grant Date shall equal the ratio of the number of Class I Option Shares on the Grant Date to the number of shares of Fully-Diluted Common Stock on the Grant Date.

(b) At any time before the expiration of the Option Period, if any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of the Option Shares and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

6. Stockholder Rights. The holder of the Option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price, executed the Stockholders Agreement (to the extent it has not been terminated prior thereto) and become the record holder of the Option Shares.

7. Manner of Exercising Option.

(a) In order to exercise the Option with respect to all or any part of the Option Shares for which the Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

(i) Execute and deliver to the Company the Purchase Agreement for the Option Shares for which the Option is exercised.

(ii) Pay the aggregate Exercise Price for the purchased Option Shares (A) by cash or check made payable to the Company, (B) by cashless exercise pursuant to Section 7(b) below or (C) by any combination of the foregoing.

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise the Option.

(iv) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

(v) Make appropriate arrangements with the Company for the satisfaction of all federal, state and local income tax withholding requirements applicable to the exercise of the Option.

(vi) Execute and deliver, and agree to be bound by the terms and conditions set forth in, the Stockholders Agreement (to the extent it has not been terminated prior thereto).

(b) Instead of paying the Exercise Price in cash or by check, Optionee may, upon written notice to the Company, elect to receive, without the payment by Optionee of any additional consideration, shares equal to the value of the Option or any portion hereof by the surrender of the Option or such portion to the Company at the office of the Company. Thereupon, the Company shall issue to the Optionee such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A-B)
A

where:

X = the number of Option Shares to be issued to the Optionee (or any other person or persons exercising the Option) pursuant to this Section 7(b).

Y = the number of Option Shares in respect of which the net exercise election is made pursuant to this Section 7(b).

A = the Fair Market Value of one Option Share.

B = the Exercise Price.

(c) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising the Option) a certificate for the Option Shares, with the appropriate legends affixed thereto.

(d) In no event may the Option be exercised for any fractional shares.

8. TRANSFER RESTRICTIONS. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

9. Compliance with Laws and Regulations.

(a) The exercise of the Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee (or any other person or persons exercising the Option) with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to the Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

10. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the signature page hereto. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COMPANY:

SUNTX CPI GROWTH COMPANY, INC.

By:
Name:
Title:

OPTIONEE:

[NAME]

Address:

EXHIBIT A

NON-PLAN STOCK PURCHASE AGREEMENT

APPENDIX

The following definitions shall be in effect under this Agreement:

A. “Agreement” shall mean this Non-Plan Stock Option Agreement.

B. “Board” shall mean the Company’s board of directors.

C. “Class I Option Shares” shall mean the number of shares of Common Stock subject to this Option set forth in Section 1(c), as adjusted pursuant to the terms of this Agreement.

D. Class II Option Shares” shall mean the number of shares of Common Stock subject to this Option set forth in Section 1(d), as adjusted pursuant to the terms of this Agreement.

E. “Code” shall mean the Internal Revenue Code of 1986, as amended.

F. “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

G. “Common Stock Equivalents” shall mean any shares of capital stock or other rights, warrants, options, convertible securities or indebtedness, exchangeable securities or other instruments or agreements convertible, exercisable or exchangeable into, directly or indirectly, shares of Common Stock, whether or not the rights to convert or exchange same shall be immediately exercisable or exercisable upon the passage of time or occurrence of some future event.

H. “Company” shall mean SunTx CPI Growth Company, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of SunTx CPI Growth Company, Inc.

I. “Cut-off Date” shall mean December 31, 2010.

J. “Exercise Date” shall mean the date on which the Option shall have been exercised in accordance with Section 7 of this Agreement.

K. “Exercise Price” shall mean the exercise price payable per Option Share, as specified in Section 1.1(e) of this Agreement.

L. “Expiration Date” shall mean the date on which the Option expires, as specified in Section 1.1(g) of this Agreement.

M. “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Company to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

N. “Fully Diluted Common Stock” shall mean, at any time, the then outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents.

O. “Fund” shall mean SunTx CPI Expansion Fund, L.P., a Delaware limited partnership.

P. “Grant Date” shall mean the date of grant of the Option, as specified in Section 1(b) of this Agreement.

Q. “1934 Act ”shall mean the Securities Exchange Act of 1934, as amended.

R. “Non-Statutory Option” shall mean an option not intended to satisfy the requirements of Code Section 422.

S. “Option Shares” shall mean the aggregate number of the the Class I Option Shares and the Class II Option Shares.

T. “Optionee” shall mean the person to whom the Option is granted, as specified in Section 1(a) of this Agreement.

U. “Purchase Agreement” shall mean the Non-Plan Stock Purchase Agreement in substantially the form of Exhibit A to this Agreement.

V. “Stock Exchange” shall mean the American Stock Exchange or the New York Stock Exchange.

W. “Stockholders Agreement” shall mean that certain Stockholders Agreement, dated as of June 8, 2007, by and among the Company and the persons and entities named on Exhibit A thereto, as amended from time to time.